POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Valarie A. Hing as its lawful attorney in fact and agent, with full power of substitution or revocation, for the undersigned and in the undersigned's name, place and stead, to:

(1) execute and file with the United States Securities and Exchange Commission and any stock exchange or similar authority, for and on its behalf in any and all capacities, any and all reports required to be filed by the Company pursuant to Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, with respect to securities which are or may be deemed to be beneficially owned by the undersigned, including but not limited to reports on
Schedule 13D or Schedule 13G and Forms 3, 4 and 5, and any and all amendments to such reports and forms, with all exhibits and any other document or instrument as may be required in connection with the filing of such report or form; and

(2) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform each and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney in fact, by serving in such capacity at the request of the undersigned, is not assuming any of the responsibilities of the undersigned to comply with Section 13(d) or Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of July, 2008.

Glencore Investment Pty Ltd


By:	  /s/  Marc Ocksay
Name:	Marc Ocksay
Title:	Director

By:	   /s/  Steven N. Isaacs
Name:	Steven N. Isaacs
Title:   Director

Glencore Investments AG


By:	  /s/  Steven F. Kalmin
Name:	Steven F. Kalmin
Title:	Director

By:	   /s/  Andreas P. Hubmann
Name:	Andreas P. Hubmann
Title:   Director

Glencore AG


By:	   /s/  Steven F. Kalmin
Name:	Steven F. Kalmin
Title:	Director

By:	   /s/  Lotta Grenacher Hagmann
Name:	Lotta Grenacher Hagmann
Title:   Officer

Glencore International AG


By:	   /s/  Steven F. Kalmin
Name:	Steven F. Kalmin
Title:	Director

By:	   /s/  Lotta Grenacher Hagmann
Name:	Lotta Grenacher Hagmann
Title:   Officer

Glencore Holding AG


By:	   /s/  Ivan Glasenberg
Name:	Ivan Glasenberg
Title:	Director

By:	   /s/  Willy R. Strothotte
Name:	Willy R. Strothotte
Title:   	Chairman